FIRST SUPPLEMENTAL INDENTURE

between

WINTHROP REALTY TRUST

and

THE BANK OF NEW YORK MELLON,

as Trustee and Collateral Agent

Dated as of August 15, 2012

Table of Contents

i

Exhibit A   Form of Note
Exhibit B   Form of Pledge Agreement
Exhibit C   Form of Promissory Note

ii

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of August 15, 2012, is between WINTHROP REALTY TRUST, an unincorporated association in the form of an Ohio real estate investment trust (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”) and collateral agent.  All capitalized terms used herein and not otherwise defined in this First Supplemental Indenture shall have the respective meanings set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of August 6, 2012 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 9.01(7) of the Base Indenture provides that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 3.01 of the Base Indenture;

WHEREAS, the Board of Trustees has duly adopted resolutions authorizing the Company to execute an deliver this First Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to establish a new series of its Securities to be known as its “7.75% Senior Notes due 2022” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Assignment and Transfer contemplated under the terms of the Notes and the Form of Pledge Agreement are to be substantially in the forms provided as Exhibits hereto; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make (i) this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Authenticating Agent, the valid, binding and enforceable obligations of the Company, in each case, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

SCOPE AND DEFINITIONS

Section 1.01                         Scope of First Supplemental Indenture.  The changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of this First Supplemental Indenture shall supersede any corresponding or conflicting provisions in the Base Indenture.

Section 1.02                         Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(b)           all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture;

(c)           all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

(d)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(e)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Notes” has the meaning specified in Section 2.01.

“Agent” has the meaning specified in Section 11.07.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

“Base Indenture” has the meaning specified in the first paragraph of the recitals of this First Supplemental Indenture.

“Calculation Date” means the last day of each calendar quarter commencing with September 30, 2012.

“Change of Control” means the occurrence of the following:

•
the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date of this First Supplemental Indenture), of Equity Interests representing more than 50% of the aggregate Ordinary Voting Power of the Company’s or the Operating Partnership’s issued and outstanding Equity Interests;

•
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

•
occupation of a majority of the seats (other than vacant seats) on the Company’s Board of Trustees by Persons who were neither (a) nominated by the Company’s Board of Trustees nor (b) appointed by members of the Board of Trustees so nominated; or

•
the acquisition of direct or indirect Control of the Company or the Operating Partnership by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date of this First Supplemental Indenture) not in Control of the Company on the date of this First Supplemental Indenture.

“Change of Control Offer” has the meaning set forth in Section 8.01.

“Change of Control Repurchase Event” means the occurrence of a Change of Control.

“close of business” means 5:00 p.m.  (New York City time).

“Collateral Agent” has the meaning set forth in the Pledge Agreement.

“Company” has the meaning set forth in the first paragraph of this First Supplemental Indenture.

“Consolidated Leverage Ratio” means the quotient resulting from dividing (i) the sum, without duplication, of the Company’s and the Operating Partnership’s Pro Rata share of the aggregate amount of all Debt respecting the Company, the Operating Partnership and its Subsidiaries, by (ii) the sum, without duplication, of the Company’s and the Operating Partnership’s Pro Rata share of the aggregate amount of the total assets respecting the Company, the Operating Partnership and its Subsidiaries, each as determined in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Custodian” other than for purposes of Section 4.01, means The Bank of New York Mellon, as custodian with respect to the Notes in global form, or any successor entity thereto.  For purposes of Section 4.01, “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

 “Debt” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been, or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers’ compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all Debt in the nature of that referred to in clauses (i) through (vi) above which is guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, (viii) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness referred to in clause (i) through (iv) above of any Person, either directly or indirectly, and (ix) all Debt referred to in clauses (i) through (vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.  Debt shall be adjusted to remove (i) any impact of intangibles pursuant to ASC 805, as codified by the Financial Accounting Standards Board in June of 2009, (ii) any impact from Asset Retirement Obligations pursuant to ASC 410, as codified by the Financial Accounting Standards Board in June of 2009, (iii) any potential impact from an accounting standard substantially similar to that proposed in the exposure draft issued by the Financial Accounting Standards Board in August of 2010 related to Leases (Topic 840), and (iv) any indebtedness that can be fully satisfied by issuing equity interests at the Operating Partnership’s option.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“default interest” has the meaning specified in Section 2.01.

“Depositary” means The Depository Trust Company, a New York corporation, or any successor thereto.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” means any event specified in Section 4.01 as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Indebtedness” means (i) Non-Recourse Indebtedness of the direct and indirect Subsidiaries of the Operating Partnership created or acquired after the date of this First Supplemental Indenture and (ii) Westheimer Indebtedness that, in each case, has matured or been accelerated to the extent the Company’s or the Operating Partnership’s direct or indirect capital contributions (and loans) to such Subsidiaries do not exceed the Investment Cap.

“First Supplemental Indenture” has the meaning specified in the first paragraph hereof.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached to the Form of Note.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this First Supplemental Indenture.

“Global Note” means any Note that is a Global Security, as specified under Section 2.03 of the Base Indenture, and that bears the legend set forth in Exhibit A hereto.

“Indenture” has the meaning specified in the first paragraph of the recitals of this First Supplemental Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Payment Date” means February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2012.

“Investment Cap” means $40 million minus any contributions (and loans) made to and not recovered from (i) Subsidiaries of the Operating Partnership created or acquired after the date of this First Supplemental Indenture and (ii) Westheimer Limited Partnership, in each case, to the extent such entities’ Non-Recourse Indebtedness has matured or been accelerated and has not been paid or discharged or such acceleration has not been cured or rescinded within 30 days.

“Issuer Free Writing Prospectus” means the issuer free writing prospectus filed with the Commission by the Company and dated August 8, 2012, relating to and supplementing the Preliminary Prospectus Supplement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at the Place of Payment are not required to be open.

“Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Non-Recourse Indebtedness” means an Obligation for Debt that can only be satisfied out of the collateral securing the Obligation and not out of the debtor’s other assets.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this First Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01.

“Noteholder,” “Holder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered in the Security Register.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means the Chairman of the Board of Trustees, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Operating Partnership” means WRT Realty L.P., a Delaware limited partnership.

“Ordinary Voting Power” means, with respect to any Person, the power to elect the directors (or functional equivalent) of such Person.

“Person” means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association or limited liability company, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Pledge Agreement” means, collectively, (1) the Pledge Agreement between the Company and the Collateral Agent dated as of the date of this First Supplemental Indenture, as such agreement may be amended, restated, modified or supplemented from time to time, (2) with respect to any Initial Notes issued pursuant to the over-allotment option described in the Preliminary Prospectus Supplement, as supplemented by the Issuer Free Writing Prospectus, one or more Pledge Agreements between the Company and the Collateral Agent, as such agreement(s) may be amended, restated, modified or supplemented from time to time, and (3) with respect to any Additional Notes, one or more Pledge Agreements between the Company and the Collateral Agent, as such agreement(s) may be amended, restated, modified or supplemented from time to time, relating to a security interest in the Pledged Collateral, in each case, substantially in the form attached as Exhibit B hereto.

 “Pledged Collateral” has the meaning assigned to the term “Collateral” in the Pledge Agreement.

 “Preliminary Prospectus Supplement” means the Company’s preliminary prospectus supplement filed with the Commission and dated August 7, 2012, relating to the public offering of the Notes.

“Promissory Note” means, collectively, (1) the promissory note issued by the Operating Partnership to the Company dated as of the date of this First Supplemental Indenture, as such note may be amended, restated, modified or supplemented from time to time, (2) with respect to any Initial Notes issued pursuant to the over-allotment option described in the Preliminary Prospectus Supplement, as supplemented by the Issuer Free Writing Prospectus, one or more promissory notes issued by the Operating Partnership to Company, as such note(s) may be amended, restated, modified or supplemented from time to time, and (3) with respect to any Additional Notes, one or more promissory notes issued by the Operating Partnership to the Company issued in exchange for the net proceeds from an offering of Additional Notes, as such note(s) may be amended, restated, modified or supplemented from time to time, in each case, substantially in the form attached as Exhibit C hereto.

“Pro Rata” means a calculation based on the percentage of the capital stock of or other equity interest in any Person owned, directly or indirectly, by the Company or the Operating Partnership.

“Redemption Date” means the date fixed by the Company for redemption of all or any portion of the Notes in accordance with the provisions of Section 3.02 hereof.

“Redemption Price” means the price at which the Notes may be redeemed, as set forth in Section 3.01.

“Regular Record Date” means the fourteenth day (whether or not a Business Day) prior to an Interest Payment Date.

“Repurchase Price” has the meaning set forth in Section 8.01 of this First Supplemental Indenture.

“Repurchase Price Payment Date” has the meaning set forth in Section 8.01 of this First Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the this First Supplemental Indenture.

“Stated Maturity” means August 15, 2022.

“Subsidiary” means, with respect to any Person, any corporation, association, limited liability company, partnership or other business entity of which securities or other ownership interests representing more than 50% of either (x) the beneficial ownership interest or (y) ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person; provided, however, that none of Sealy Airpark Nashville, L.P., Sealy Newmarket L.P., Sealy Northwest Atlanta L.P., Sealy Airpark Nashville General Partnership, Sealy Newmarket General Partnership, Sealy Northwest Atlanta Partners, L.P., or any other entity whose operations are not consolidated with the Company’s, as determined in accordance with GAAP, will be considered a Subsidiary until such time as, the Company, the Operating Partnership or any other Subsidiary of the Operating Partnership has direct or indirect control of the day-to-day management of such entity.

“Substantially All Merger” means a merger or consolidation of the Company with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Winthrop Group taken as a whole.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the combined assets of the Winthrop Group taken as a whole.

“Successor Party” means any Person formed by or surviving a Substantially All Merger or to which a Substantially All Sale has been made in compliance with this Indenture.

“Termination Event” has the meaning specified in Section 10.03.

“Westheimer Indebtedness” means Non-Recourse Indebtedness issued by 5400 Westheimer Limited Partnership and held by 5400 Westheimer Court Depositor Corp.

“Winthrop Group” means the Company and its direct and indirect Subsidiaries (to the extent of the Company’s economic ownership interest in such Subsidiaries) taken as a whole.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION,

REGISTRATION AND EXCHANGE OF NOTES

Section 2.01                         Title and Terms; Payments.  There is hereby established a series of Securities designated the “7.75% Senior Notes due 2022” initially limited in aggregate principal amount to $75 million (or up to $86.25 million if the over-allotment option described in the Preliminary Prospectus Supplement, as supplemented by the Issuer Free Writing Prospectus, is exercised), which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 3.03 of the Base Indenture.  The Notes shall be issued only in fully registered form, in denominations of $25 and integral multiples of $25 in excess thereof.

The principal amount of Notes then Outstanding shall be payable at the Stated Maturity.  Interest on the Notes shall accrue at a rate of 7.75% per annum, from and including the date of issuance (August 15, 2012 with respect to the Initial Notes, and such later date(s) with respect to any Additional Notes) or from and including the most recent date on which interest has been paid or duly provided for, to, but not including, the next Interest Payment Date, until the principal thereof is paid or made available for payment.  Interest shall be payable in arrears on each Interest Payment Date, beginning on November 15, 2012, to the Person in whose name a Note is registered on the Security Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date.  If any Interest Payment Date, the Stated Maturity or any Redemption Date or Repurchase Price Payment Date is a Legal Holiday, the required payment will be made on the next succeeding day that is not a Legal Holiday as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date to such next succeeding day.  Interest will be computed on the basis of twelve 30-day months and a 360-day year.  The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.  Such interest is referred to herein collectively as “default interest.”

So long as no Event of Default has occurred and is continuing, the Company may, without the consent of the Holders of the Notes, hereafter issue additional Notes (“Additional Notes”) under the Indenture with the same terms and conditions, except for any difference in the CUSIP number, issue price, issue date and interest accrued prior to the issue date of the Additional Notes, as the Notes issued on the date of this First Supplemental Indenture (together with any Notes issued pursuant to the over-allotment option described in the Preliminary Prospectus Supplement, as supplemented by the Issuer Free Writing Prospectus, the “Initial Notes”) in an unlimited aggregate principal amount.  Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

The Form of Note shall be substantially as set forth in Exhibit A and the Form of Assignment and Transfer shall be substantially as set forth in Attachment 1 to Exhibit A, each of which is incorporated into and shall be deemed a part of this First Supplemental Indenture, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay the principal of (and premium, if any) and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note.  Holders of certificated Notes, if any, must surrender such certificated Notes to the Paying Agent to collect principal and interest payments at the Stated Maturity.  The Company shall pay the principal of (and premium, if any) and interest on any certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified the Company shall pay the principal of (and premium, if any) and interest on those Notes at the office or agency designated by the Company for that purpose by check mailed to the Holders of those Notes.  All payments on the Notes will be made in U.S. Dollars or in such other coin or currency of the United States of America, as of the time of payment, is legal tender for the payment of public and private debts.

Section 2.02                         Book-Entry Provisions for Global Notes.  The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (a) registered in the name of Cede & Co., as nominee of the Depositary and (b) delivered to the Paying Agent as Custodian for the Depositary.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures.

ARTICLE III

REDEMPTION OF NOTES

Solely for the purposes of the Notes, Article XI of the Base Indenture shall be deleted and shall be replaced in the entirety by this Article III.  Any reference in the Base Indenture to Article XI shall, with respect to the Notes, be deemed to be a reference to Article III of this First Supplemental Indenture, and reference in the Base Indenture to Sections 11.03, 11.04, 11.06 and 11.07 shall, with respect to the Notes, be deemed replaced with references to Sections 3.02, 3.02, 3.03 and 3.02, respectively, in this First Supplemental Indenture.

Section 3.01                         Optional Redemption of Notes.  The Company shall have the right to redeem the Notes on the terms set forth in this Section 3.01.  At any time on or after August 15, 2015, the Company may, upon the notice set forth in Section 3.02, redeem the Notes for cash, in whole or in part (in a principal amount of $25 and integral multiples of $25 in excess thereof), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest, if any, accrued thereon to, but not including, the Redemption Date (the “Redemption Price”).

Section 3.02                         Notice of Optional Redemption; Selection of Notes.  In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than fifteen (15) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be delivered, the Trustee in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such redemption not fewer than thirty (30) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder so to be redeemed in whole or in part at its last address as the same appears on the Security Register, so long as the information required by this Section 3.02 is provided to the Trustee at the time the Trustee is given the notice pursuant to this Section 3.02; provided that if the Company makes such request of the Trustee, the text of the notice shall be prepared by the Company.  Such delivery shall be effected by first class mail or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary.  The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to deliver such notice or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Concurrently with the delivery of any such notice of redemption, the Company shall issue a press release through Dow Jones & Company, Inc., Bloomberg Business News or PR Newswire or a substantially equivalent financial news organization announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion.  The Company shall also publish that information in a newspaper of general circulation in The City of New York, or on its web site, or through such other public medium as it deems appropriate at that time.  The failure to issue any such press release or to publish such information or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

Each such notice of redemption shall specify: (a) the aggregate principal amount of Notes to be redeemed, (b) the CUSIP number or numbers, if any, of the Notes being redeemed, (c) the Redemption Date, (d) the Redemption Price at which Notes are to be redeemed, (e) the place or places of payment and that payment will be made upon presentation and surrender of such Notes, and (f) that interest accrued and unpaid to, but not including, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, as provided in Section 3.03.  If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any).  In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Notes are to be redeemed, the Company shall give the Trustee and the Paying Agent written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Notes to be redeemed, not fewer than fifteen (15) calendar days prior to the date the notice of redemption is to be delivered.

If less than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $25 or integral multiples of $25 in excess thereof) (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) if the Notes are Global Notes but are not listed on any national securities exchange, by lot or by such other similar method in accordance with the procedures of the Depositary and (c) if the Notes are not listed on any national securities exchange and are not Global Notes, on a pro rata basis (to the extent practicable).

Section 3.03                         Payment of Notes Called for Redemption by the Company.  If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date at the place or places stated in such notice at the Redemption Price, and unless the Company shall default in the payment of the amounts owing on the Notes upon such redemption, interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after such date and the Notes shall cease to be entitled to any benefit or security under this First Supplemental Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof.  On presentation and surrender of such Notes at a Place of Payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price.

On or prior to the Redemption Date specified in the notice of redemption given as provided in Section 3.02, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 10.03 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for exchange) at the appropriate Redemption Price, together with accrued interest to the Redemption Date; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 10:00 a.m., New York City time, on such date.  The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.03 in excess of amounts required hereunder to pay the Redemption Price; provided, however, that neither the Trustee nor the Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed to with the Company in writing.

Section 3.04                         Sinking Fund.  There shall be no sinking fund provided for the Notes and the provisions of Article Twelve of the Base Indenture shall not apply to the Notes.

ARTICLE IV

DEFAULT AND REMEDIES

Solely for the purposes of the Notes, Article V of the Base Indenture shall be deleted and replaced in its entirety by this Article IV.  Any reference in the Base Indenture to Article V shall, with respect to the Notes, be deemed to be a reference to Article IV of this First Supplemental Indenture, and reference in the Base Indenture to Sections 5.01, 5.02, 5.01(4), 5.01(5), 5.01(6) and 5.01(7) shall, with respect to the Notes, be deemed replaced with references to Sections 4.01, 4.01, 4.01(d), 4.01(e) and 4.01(f), 4.01(i) and (j), 4.01(g) and 4.01(h), and 4.01(g) and 4.01(h), respectively, in this First Supplemental Indenture.

Section 4.01                         Events of Default.  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           Default in the payment of the principal of, or any premium on, the Notes when the same becomes due and payable, regardless of whether such payment became due and payable at its Stated Maturity, upon redemption, upon repurchase in connection with a Change of Control Repurchase Event or otherwise; or

(b)           Default in the payment of interest on the Notes as and when the same shall be due and payable, and continuance of such Default for a period of thirty (30) days; or

(c)           failure on the part of the Company to comply with Article VI or Article VIII of this First Supplemental Indenture; or

(d)           failure on the part of the Company to comply with any term, covenant or agreement in the Notes, the Indenture (other than a covenant or agreement a default in the performance or breach of which is elsewhere in this Section 4.01 specifically dealt with) or the Pledge Agreement and such failure continues for a period of sixty (60) calendar days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or by the Holders of not less than twenty-five percent (25%) of the aggregate principal amount of the Notes then Outstanding; or

(e)           the Company or any of its Subsidiaries does not pay when due, after the expiration of any applicable grace period, the principal of indebtedness (other than Excluded Indebtedness) in the aggregate principal amount of $7.5 million or more, or the acceleration of the Company’s or its Subsidiaries' indebtedness (other than Excluded Indebtedness) in the aggregate principal amount of $7.5 million or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such indebtedness is not discharged, or such payment or acceleration is not cured or rescinded, within 30 days after receipt of written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; or

(f)           the Company or any of its Subsidiaries fail, within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds $7.5 million, which are not stayed on appeal; or

(g)           the Consolidated Leverage Ratio is greater than or equal to 60% on any Calculation Date;

(h)           any modification, amendment or waiver is made to the Promissory Note, or if the Promissory Note is sold, transferred, assigned or pledged, without the consent of 100% of the Holders (other than in connection with a Substantially All Merger or Substantially All Sale permitted by Article VI of this First Supplemental Indenture);

(i)           the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute one of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

(i)           commences a voluntary case,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)           consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)           makes a general assignment for the benefit of its creditors; or

(j)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)           is for relief against the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute one of its Significant Subsidiaries in an involuntary case,

(ii)           appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute one of its Significant Subsidiaries or for all or substantially all of either of its property, or

(iii)           orders the liquidation of the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute one of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 90 days; or

(k)           the lien created by the Pledge Agreement does not at any time constitute a valid and perfected first-priority lien on the Promissory Note, the Pledge Agreement is terminated or ceases to be in full force and effect or the enforceability of the Pledge Agreement is contested by the Company.

In the case of an Event of Default specified in clause (i) or (j), with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing (including an Event of Default specified in clause (i) or (j) with respect to a Significant Subsidiary or any group of  Subsidiaries that, taken together, would constitute a Significant Subsidiary), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

If, at any time after the principal of and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding on behalf of the Holders of all of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences subject to Section 4.07 if: (a) such rescission would not conflict with any final judgment or decree of a court of competent jurisdiction; (b) default interest on overdue installments of interest (to the extent that payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the Company has paid the Trustee and the Agents their compensation and reimbursed the Trustee and the Agents for their expenses, disbursements and advances (including, without limitation, the compensation and the expenses and disbursements of their respective agents and counsel) pursuant to Section 6.06 of the Base Indenture; and (d) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that has become due solely because of such acceleration, have been cured or waived.  No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.  Within 120 calendar days after the end of each fiscal year, the principal executive officer, principal financial officer or principal accounting officer of the Company shall notify in writing a Responsible Officer of the Trustee whether or not, to the best of his or her knowledge, any Event of Default has occurred, as provided in Section 10.09 of the Base Indenture.

In case the Trustee shall have proceeded to enforce any right under this First Supplemental Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Notes, the Agents and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of Notes, the Agents and the Trustee shall continue as though no such proceeding had been taken.

Section 4.02                         Payments of Notes on Default; Suit Therefor.  The Company covenants that in the case of an Event of Default pursuant to Section 4.01(a), 4.01(b) or 4.01(c), that upon demand from the Trustee, it will pay to the Trustee (or the Paying Agent on its behalf), for the benefit of the Holders of the Notes, (a) the whole amount that then shall be due and payable on all such Notes for principal or interest (including default interest to the extent permitted by law), as the case may be, from the required payment date and, (b) in addition thereto, any amounts due the Trustee and the Agents under Section 6.06 of the Base Indenture.  Until such demand by the Trustee, the Company may pay the principal of and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Agents and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee and the Agents under Section 6.06 of the Base Indenture, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee and the Agents any amount due them for compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.  To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this First Supplemental Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this First Supplemental Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 4.03                         Application of Monies Collected by Trustee.  Any monies or property collected by the Trustee pursuant to this Article IV or, after an Event of Default, any money or property distributable in respect of the Company’s obligations under the Indenture, shall be applied, in the following order, at the date or dates fixed by the Trustee or the Paying Agent on its behalf for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:  To the payment of all amounts due the Trustee, the Agents and any predecessors under Section 6.06 of the Base Indenture;

SECOND: In case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Notes in default in the order of the maturity of the installments of such interest, with default interest (to the extent that such interest has been collected by the Trustee), such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid as to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with default interest (to the extent that such interest has been collected by the Trustee), and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 4.04                         Proceedings by Noteholder.  No Holder of any Note shall have any right by virtue of or by reference to any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal of (and premium, if any) or interest on, the Notes, including as a result of acceleration, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity satisfactory to it as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this First Supplemental Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this First Supplemental Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein).  For the protection and enforcement of this Section 4.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of (including the Redemption Price or Repurchase Price upon redemption or repurchase pursuant to Article III or Article VIII, respectively) and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 4.05                         Proceedings by Trustee.  In case of an Event of Default, the Trustee may, but shall not be obligated to, proceed to protect and enforce the rights vested in it by this First Supplemental Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this First Supplemental Indenture or in aid of the exercise of any power granted in this First Supplemental Indenture, or to enforce any other legal or equitable right vested in the Trustee by this First Supplemental Indenture or by law.

Section 4.06                         Remedies Cumulative and Continuing.  All powers and remedies given by this Article IV to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this First Supplemental Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 4.05, every power and remedy given by this Article IV or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 4.07                         Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.  The Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this First Supplemental Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.  The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of, or premium or interest on, the Notes when due, (ii) a default in the payment of the Redemption Price on the Redemption Date pursuant to Article III, (iii) a default in the payment of the Repurchase Price on the Repurchase Price Payment Date pursuant to Article VIII or (iv) a default in respect of a covenant or provisions hereof which under Article V cannot be modified or amended without the consent of the Holders of each Outstanding Note affected thereby.

Upon any such waiver, the Company, the Trustee, the Agents and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.  Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 4.07, said default or Event of Default shall for all purposes of the Notes and this First Supplemental Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.08                         Notice of Defaults.  The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has actual knowledge or receives written notice from the Company or the Holders of the occurrence of a default, mail to all Noteholders, as the names and addresses of such Holders appear upon the Security Register (as provided to the Trustee by the Security Register), notice of all defaults actually known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of (a) a default in the payment of the principal of (and premium, if any), or interest on, the Notes when due, (b) a default in the payment of the Redemption Price on the Redemption Date pursuant to Article III, and (c) a default in the payment of the Repurchase Price on the Repurchase Price Payment Date pursuant to Article VIII, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.  Solely for purposes of the Notes, this Section 4.08 supersedes Section 6.01 of the Base Indenture.

Section 4.09                         Undertaking to Pay Costs.  All parties to this First Supplemental Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this First Supplemental Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 4.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time Outstanding determined in accordance with Section 1.04 of the Base Indenture, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (and premium, if any), or interest on, any Note on or after the due date expressed in such Note.

Section 4.10                         Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.11                         Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE V

SUPPLEMENTAL INDENTURES

Solely for purposes of the Notes, Article IX of the Base Indenture shall be deleted and replaced in its entirety by this Article V.  Any reference in the Base Indenture to Article IX shall, with respect to the Notes, be deemed to be a reference to Article V of this First Supplemental Indenture, and references to Sections 9.02 and 9.06 of the Base Indenture shall, with respect to the Notes, be deemed to be references to Sections 5.02 and 5.04, respectively, of this First Supplemental Indenture.

Section 5.01                         Supplemental Indentures Without Consent of Noteholders.  The Company, when authorized by the resolutions of the Board of Trustees and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental, or amend the Pledge Agreement or Promissory Note, without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a)           to cure any ambiguity, defect or inconsistency in the Indenture,  the Notes, the Promissory Note or the Pledge Agreement;

(b)           to provide for uncertificated notes in addition to or in place of certificated notes;

(c)           to provide for the assumption of the Company’s obligations to holders of Notes in the case of a Substantially All Sale or Substantially All Merger in which the Company is not the surviving Person pursuant to Section 6.02;

(d)           to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(e)           to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(f)           to conform the text of the Indenture, the Pledge Agreement, the Promissory Note or the Notes to the descriptions set forth in the Preliminary Prospectus Supplement, as supplemented by the Issuer Free Writing Prospectus, to the extent that any such description was intended to be a verbatim recitation of a provision of the Indenture, the Pledge Agreement, the Promissory Note or the Notes; or

(g)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture.

In addition, without the consent of any Holder of the Notes, in connection with any required repurchase of a portion of a Promissory Note by the Operating Partnership pursuant to the terms thereof, the Operating Partnership may replace such Promissory Note with a Promissory Note revised to reflect a proportionally smaller principal amount.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Trustees certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s or any Agent’s own rights, duties, liabilities or immunities under the Base Indenture or this First Supplemental Indenture or otherwise.

Any supplemental indenture, or amendment or supplement to the Promissory Note or Pledge Agreement, authorized by the provisions of this Section 5.01 may be executed by the Company and the Trustee (where applicable), without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 5.02.

Section 5.02                         Supplemental Indenture With Consent of Noteholders.  With the consent (evidenced as provided in Section 1.04 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, the Company, when authorized by the resolutions of the Board of Trustees and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this First Supplemental Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the provisions of Article VIII);

(c)           reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d)           waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)           make any Note payable in money other than that stated in the Notes;

(f)           make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(g)           waive a redemption payment with respect to any Note (other than a payment required by the provisions of Article VIII);

(h)           change the ranking of the Notes or subordinate any Notes to any of the Company’s other obligations;

(i)           make any change in the preceding amendment and waiver provisions; or

(j)           release any lien except as contemplated by the Pledge Agreement.

Except as provided in Section 5.01, the Company may not amend or waive any provision of the Pledge Agreement or the Promissory Note without the consent of the Holder of each Note.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Trustees certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s or an Agent’s own rights, duties, liabilities or immunities under the Base Indenture or this First Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 5.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 5.03                         Effect of Supplemental Indenture.  Any supplemental indenture executed pursuant to the provisions of this Article V shall comply with the Trust Indenture Act, as then in effect; provided that this Section 5.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article V, this First Supplemental Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this First Supplemental Indenture of the Trustee, the Agents, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this First Supplemental Indenture for any and all purposes.

Section 5.04                         Notation on Notes.  Notes issued, authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article V may bear a notation in form acceptable to the Authenticating Agent as to any matter provided for in such supplemental indenture.  If the Company or the Authenticating Agent shall so determine, new Notes so modified as to conform, in the opinion of the Authenticating Agent and the Board of Trustees, to any modification of this First Supplemental Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Authenticating Agent (or another authenticating agent duly appointed by the Trustee pursuant to Section 6.11 of the Base Indenture) and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

Section 5.05                         Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee.  Prior to entering into any supplemental indenture, or any amendment or supplement to the Pledge Agreement or Promissory Note, pursuant to this Article V, the Trustee and the Agents shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture, or amendment or supplement to the Pledge Agreement or Promissory Note, executed pursuant hereto complies with the requirements of this Article V and is otherwise authorized or permitted by this First Supplemental Indenture and other matters as reasonably requested by the Trustee and the Agents.

Section 5.06                         Notice of Supplemental Indentures. After an amendment or supplement to the Indenture or the Notes pursuant to Sections 5.01 or 5.02 becomes effective, the Company shall promptly mail to each Holder a notice briefly describing such amendment or supplement to the Indenture. The failure to deliver such notice, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement to the Indenture.

ARTICLE VI

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Solely for the purposes of the Notes, Article VIII of the Base Indenture shall be deleted and replaced in its entirety by this Article VI.  Any reference in the Base Indenture to Article VIII shall, with respect to the Notes, be deemed to be a reference to Article VI of this First Supplemental Indenture.

Section 6.01                         Company May Consolidate on Certain Terms.  Subject to the provisions of Section 6.02, the Company shall not be a party to a Substantially All Merger or participate in a Substantially All Sale, unless:

(a)           the Company is the surviving Person, or the Successor Party is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and has expressly assumed all of the obligations of the Company under the Notes and the Indenture (by supplemental indenture) and the Pledge Agreement and all of the Company’s rights under the Promissory Note (and other Pledged Collateral);

(b)           immediately after giving effect to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

(c)           the Company delivers to the Trustee and the Paying Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and any supplemental indenture and amendment or supplement to the Pledge Agreement relating thereto comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Section 6.02                         Successor Party to be Substituted.  In case of any such consolidation, sale, lease, conveyance, assignment, transfer or merger in which the Company is not the continuing entity and upon the assumption by the Successor Party, by supplemental indenture and amendment or supplement to the Pledge Agreement, executed and delivered to the Trustee and the Paying Agent and reasonably satisfactory in form to the Trustee and the Paying Agent, of the due and punctual payment of the principal of (and premium, if any), and interest on, all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture and the Pledge Agreement to be performed or satisfied by the Company, such Successor Party shall succeed to and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and the Company shall be discharged from its obligations under the Notes, the Indenture and the Pledge Agreement.

Such Successor Party thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee and the Paying Agent; and, upon the order of such Successor Party instead of the Company and subject to all the terms, conditions and limitations in this First Supplemental Indenture prescribed, the Authenticating Agent shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Authenticating Agent for authentication, and any Notes that such Successor Party thereafter shall cause to be signed and delivered to the Authenticating Agent for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this First Supplemental Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this First Supplemental Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, assignment, conveyance or transfer upon compliance with this Article VI the Person named as the “Company” in the first paragraph of this First Supplemental Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article VI may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this First Supplemental Indenture.

In case of any such consolidation, sale, assignment, transfer, lease, conveyance or merger, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE VII

SATISFACTION AND DISCHARGE AND DEFEASANCE

Section 7.01                         Satisfaction and Discharge of Indenture.  The provisions of Article IV of the Base Indenture shall apply to the Notes.

Section 7.02                         Defeasance and Covenant Defeasance.  The provisions of Article XIV of the Base Indenture shall apply to the Notes, however, Section 14.03 of the Base Indenture shall, with respect to the Notes, be replaced with:

“Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 10.04 to 10.07, inclusive, of the Base Indenture and Sections 8.01 and 9.01 of the First Supplemental Indenture on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 10.04 to 10.07, inclusive, of the Base Indenture and Sections 8.01 and 9.01 of the First Supplemental Indenture, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section  to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 4.01(d) of the First Supplemental Indenture or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.”

ARTICLE VIII

REPURCHASE OF NOTES

Section 8.01                         Obligation to Offer to Repurchase Upon a Change of Control Repurchase Event.

(a)           If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Article III, the Company shall make an offer to each Holder to repurchase all or any part of that Holder’s Notes (the “Change of Control Offer”) (in a principal amount of $25 and integral multiples of $25 in excess thereof) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the Repurchase Price Payment Date (the “Repurchase Price”).

(b)           Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall give notice to each Holder, with a written copy to the Trustee and the Paying Agent.  Such notice shall state:

(i)           a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)           that the Change of Control Offer is being made pursuant to this Article VIII;

(iii)           the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and

(iv)           if the notice is given prior to the date of consummation of the Change of Control, a statement that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Repurchase Price Payment Date.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

(c)           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act of and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article VIII.

(d)           On the Repurchase Price Payment Date, the Company shall, to the extent lawful:

(i)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit prior to 10:00 a.m., New York City time, on such date with the Paying Agent an amount equal to the Repurchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii)           deliver or cause to be delivered to the Paying Agent the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent shall promptly mail to each Holder properly tendered the Repurchase Price for such Notes, and the Authenticating Agent shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder properly tendered a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $25 and integral multiples of $25 in excess thereof.

(e)           Notwithstanding the foregoing, the Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (i) the Company or such Successor Party has given written notice of a redemption as provided under Section 3.02 prior to the occurrence of the Change of Control Repurchase Event; provided that the Company has not failed to pay the Redemption Price on the Redemption Date or (ii) a third party makes such an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

ARTICLE IX

INFORMATION RIGHTS

Section 9.01                         Information Rights.

(a)           During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Notes remain Outstanding, the Company will (i) transmit by mail or other permissible means under the Exchange Act to all Holders, as their names and addresses appear in the Security Register and without cost to such Holders, copies of the annual reports and quarterly reports containing information that is substantially similar to the information that is required to be contained in such reports that the Company would have been required to file with the Commission, pursuant to Section 13 or Section 15(d) of the Exchange Act if the Company were subject thereto, and (ii) promptly following written request, supply copies of such reports to any prospective Holder.  The Company will mail (or otherwise provide) the information to the Holders within five days after the respective dates by which the Company would have been required to file such reports with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act as a non-accelerated filer as such term is defined in Rule 12b-2 under the Exchange Act.  The delivery of such reports, information and documents to the Trustee and any Agent pursuant to this Article IX is for informational purposes only and the Trustee’s and such Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee and any Agent is entitled to rely exclusively on an Officers’ Certificate).

(b)           Section 10.08 of the Base Indenture shall not apply to the Notes.

ARTICLE X

COLLATERAL

Section 10.01                         Pledge Agreement.  The due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Pledge Agreement which the Company has entered into simultaneously with the execution of this First Supplemental Indenture and the form of which is attached as Exhibit B hereto.  Each Holder, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Pledge Agreement, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this First Supplemental Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority lien in and on all the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other liens.

Section 10.02                         Recording and Opinions.

(a)           The Company will furnish to the Trustee simultaneously with the execution and delivery of this  First Supplemental Indenture an Opinion of Counsel either:

(i)           stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this First Supplemental Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action; or

(ii)           stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

(b)           The Company will furnish to the Collateral Agent and the Trustee on the April 1 in each year beginning with April 1, 2013, an Opinion of Counsel, dated as of such date, either:

(i)           (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the lien of the Pledge Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Pledge Agreement with respect to the security interests in the Pledged Collateral;

(ii)           stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

Section 10.03                         Release of Collateral and Termination of Security Interest

.  The Pledged Collateral may only be released upon (a) the full and final payment and performance of the Company’s Obligations under the Indenture and the Notes, (b) upon defeasance and discharge pursuant to and in accordance with Section 14.02 of the Base Indenture or (c) satisfaction and discharge pursuant to and in accordance with Section 7.01 of this First Supplemental Indenture (each a “Termination Event”).  Upon the occurrence of any Termination Event, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the liens pursuant to this Indenture and the Pledge Agreement.  In addition, in connection with any required repurchase of a portion of a Promissory Note by the Operating Partnership pursuant to the terms thereof, the Operating Partnership may replace such Promissory Note with a Promissory Note revised to reflect a proportionally smaller principal amount.

Section 10.04                         Authorization of Actions to Be Taken by the Trustee Under the Pledge Agreement.  The Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(a)           enforce any of the terms of the Pledge Agreement; and

(b)           collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.05                         Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement

.  The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of the Indenture.

Section 10.06                         Collateral Agent. The Bank of New York Mellon is appointed as Collateral Agent for the benefit of the Holders of the Notes, and shall initially act as Collateral Agent under the Pledge Agreement. The Collateral Agent will hold (directly or through co-trustee or agents), and will be entitled to enforce on behalf the Holders of the Notes, all liens on the Pledged Collateral.  The Collateral Agent shall have all of the rights (including indemnification rights), privileges, protections, immunities and benefits granted to the Trustee under the Base Indenture.

No provision of this First Supplemental Indenture shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which, as a result thereof, the Collateral Agent shall become subject to taxation, or in which the Collateral Agent shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01                         Addresses for Notices, etc.  Any notice or demand which by any provision of this First Supplemental Indenture is required or permitted to be given or served by the Trustee, by an Agent or by the Holders of Notes on the Company shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

Winthrop Realty Trust

7 Bulfinch Place, Suite 500

Boston, Massachusetts  02114

Telecopier No.:  617-570-4710

Attention:  Carolyn Tiffany

Any notice, direction, request or demand hereunder to or upon the Trustee, Paying Agent, Security Registrar or Authenticating Agent shall be deemed to have been sufficiently given or made, for all purposes, if made, given, furnished or filed in writing as follows: The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, NY 10286, Attention:  Corporate Trust Division - Corporate Finance Unit, Telecopier No. 212-815-5704; provided that if The Bank of New York Mellon is no longer serving in any such capacity, then notice shall be sent as required to any duly appointed successor thereof.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.  The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this First Supplemental Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this First Supplemental Indenture.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

The Paying Agent, Security Registrar and Authenticating Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Security Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.02                         Use of Proceeds. The net proceeds received by the Company from the issuance and sale of Notes will be contributed contemporaneously to the Operating Partnership in exchange for a Promissory Note in a principal amount that is equal to the aggregate principal amount of Notes contemporaneously issued.

Section 11.03                         Governing Law.  This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.04                         Trust Indenture Act.  This First Supplemental Indenture will be subject to, and governed by, the provisions of the Trust Indenture Act that are required to be part of this First Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 11.05                         Execution in Counterparts; Effect of Headings and Table of Contents.  This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction thereof.

Section 11.06                         Severability.  In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.07                         Appointment of Paying Agent, Security Registrar and Authenticating Agent.  The Bank of New York Mellon is hereby appointed to act as Paying Agent, Security Registrar and Authenticating Agent (each an “Agent”, and collectively, the “Agents”) subject to and in accordance with the terms and conditions set forth herein and in the Base Indenture and shall have all of the rights, benefits and immunities of a Paying Agent, Security Registrar and Authenticating Agent as set forth herein and therein.  The Corporate Trust Office of the Paying Agent and Authenticating Agent is the office at which corporate trust business shall be administered, and where the Notes may be presented for payment or for registration or transfer, which office at the date of execution of this First Supplemental Indenture is located at 101 Barclay Street, Floor 8W, New York, NY 10286, or any other address that the Paying Agent or Authenticating Agent may designate with respect to itself from time to time by notice to the Company and the Holders.  The Company may, however, change the Paying Agent or Security Registrar without prior notice to the Holders thereof, and the Company may act as Paying Agent or Security Registrar.  When used with respect to the Authenticating Agent, Paying Agent and Security Registrar, the term Responsible Officer has the meaning set forth in Section 1.02.

Section 11.08                         Ratification of Base Indenture.  The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.  For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights (including indemnification rights), privileges, protections, immunities and benefits afforded to the Trustee and the Agents under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee and the Agents hereunder, as if set forth herein in full.

Section 11.09                         The Trustee and Collateral Agent.

(a)           Neither the Trustee, the Collateral Agent nor the Agents shall be responsible in any manner for whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and not those of the Trustee, the Collateral Agent or the Agents, and neither the Trustee, the Collateral Agent nor the Agents assume any responsibility for their correctness.  Neither the Trustee, the Collateral Agent nor the Agents shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

(b)           Neither the Trustee nor the Collateral Agent makes any representations as to the existence, genuineness, value or condition of the Pledged Collateral or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee or the Collateral Agent, as applicable, hereunder, or security interests in any of the Pledged Collateral created or intended to be created by the Indenture or the Pledge Agreement, or as to the validity or sufficiency of the Indenture or of the Notes or as to the validity, attachment, perfection, priority or enforceability of the Liens in any of the Pledged Collateral created or intended to be created by the Indenture or the Pledge Agreement.  Neither the Trustee nor the Collateral Agent shall have any responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any financing or continuation statement or any tax or securities form), (or any rerecording, refiling or reregistration of any thereof), at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective the Lien of the Indenture or the Pledge Agreement or for any other purpose and shall have no responsibility for seeing to the insurance on the Pledged Collateral or for paying any taxes, charges or assessments on or relating to the Pledged Collateral or for otherwise maintaining the Pledged Collateral.

(c)           Neither the Trustee nor the Collateral Agent shall have any obligation to enforce any provision of the Indenture or the Pledge Agreement or to take any other steps in connection with the Pledged Collateral or any other collateral, except as otherwise may be expressly provided for in the Indenture or the Pledge Agreement.

(d)           Neither the Trustee nor the Collateral Agent shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of the Indenture or the Pledge Agreement by the Company or any other Person that is a party thereto or bound thereby.

The Bank of New York hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions herein above set forth.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

WINTHROP REALTY TRUST

By:	/s/
Name
Title

THE BANK OF NEW YORK MELLON, as Trustee and Collateral Agent

By:	/s/
Name
Title

EXHIBIT A

[Include only for Global Notes]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITORY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

WINTHROP REALTY TRUST
7.75% SENIOR NOTES DUE 2022

CUSIP: [________] ISIN: [______]
No. [ ]	$[ ]

Winthrop Realty Trust, an Ohio trust (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Cede & Co.] or its registered assigns, the principal sum of $[_________] [or such other principal amount as shall be set forth on Schedule I hereto] on August 15, 2022 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year (each, an “Interest Payment Date”), commencing [_______], on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 7.75%, from and including the most recent Interest Payment Date in respect of which interest has been paid (or from the date of issuance if no interest has been paid hereon); provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date.  If any Interest Payment Date, the Stated Maturity or any Redemption Date or Repurchase Price Payment Date is a Legal Holiday, the required payment will be made on the next succeeding day that is not a Legal Holiday as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date to such next succeeding day.  Interest will be computed on the basis of twelve 30-day months and a 360-day year.  The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: [ ]

WINTHROP REALTY TRUST

By:	/s/
Name
Title

By:	/s/
Name
Title

TRUSTEE AND AUTHENTICATING AGENT’S
CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
as Trustee and Authenticating Agent

By:
Authorized Signatory

FORM OF REVERSE OF NOTE
WINTHROP REALTY TRUST
7.75% SENIOR NOTES DUE 2022

This note is one of a duly authorized issue of notes of the Company, designated as its “7.75% Senior Notes due 2022” (herein called the “Notes”), issued under and pursuant to an Indenture, dated as of August 6, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee”), as supplemented with respect to the Notes by the First Supplemental Indenture, dated as of August 15, 2012 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, as trustee and collateral agent, and as the authenticating agent, paying agent and security registrar (herein called the “Authenticating Agent, Paying Agent and Security Registrar”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, Authenticating Agent, Paying Agent, Security Registrar, the Company and the Holders of the Notes.  Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

At any time on or after August 15, 2015, the Company may, in accordance with the provisions of Article III of the First Supplemental Indenture, redeem the Notes for cash, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest, if any, accrued thereon to, but not including, the Redemption Date.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Article III of the First Supplemental Indenture prior to the occurrence of the Change of Control Repurchase Event, the Company shall make an offer to each Holder to repurchase all or any part of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the Repurchase Price Payment Date.

If an Event of Default shall occur and be continuing, the principal of (and premium, if any), and accrued and unpaid interest on, the Notes may be declared to be due and payable in the manner specified in the Indenture.

The Notes will be secured by a lien in the Promissory Note as described and subject to the conditions described in the Indenture.

Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.  Upon any such waiver, said default shall for all purposes of this Note and the Indenture be deemed to have been cured and not to be continuing, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, to execute supplemental indentures to modify provisions of the Indenture, subject to exceptions permitting the modification of the Indenture without the consent of any Holder or requiring the consent of each Holder of a Note affected by such modification all as set forth in Article V of the First Supplemental Indenture.

The Notes are issuable in fully registered form, without coupons, in denominations of $25 principal amount and any multiple of $25 in excess thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.  Upon surrender for registration of transfer of any Note to the Security Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in the Indenture, the Company shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.  No service charge shall be made to any Holder for any registration of transfer or exchange of Notes, but the Company may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Company, the Trustee, Authenticating Agent, Paying Agent and Security Registrar may deem the Person in whose name this Note shall be registered upon the Security Register to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Security Registrar) for the purpose of receiving payment of or on account of the principal of, and interest on this Note and for all other purposes; and neither the Company or the Trustee nor any Authenticating Agent, Paying Agent or any Security Registrar shall be affected by any notice to the contrary.  All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon this Note.

No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.  The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM - as tenants in common.

TEN-ENT - as tenant by the entireties.

JT-TEN - as joint tenants with right of survivorship and not as tenants in common.

UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State).

Additional abbreviations may also be used though not in the above list.

ATTACHMENT 1

TO EXHIBIT A

ASSIGNMENT

FOR VALUE RECEIVED ________________________ hereby sell(s) assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

SCHEDULE I

WINTHROP REALTY TRUST
7.75% SENIOR NOTES DUE 2022

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signatory of Trustee or Custodian

EXHIBIT B

B-1

EXHIBIT C

7.75% Senior Note due 2022

 $[________]

WRT REALTY L.P.

promises to pay to Winthrop Realty Trust or registered assigns,

the principal sum of [______________] on August 15, 2022.

Interest Payment Dates:  February 15, May 15, August 15 and November 15, beginning
    November 15, 2012

Dated:  [____________]

WRT REALTY L.P.

Date	By:
Name:
Title:

[Back of Note]
7.75% Senior Note due 2022

Reference is made to the that certain Indenture, dated August 6, 2012, by and between Winthrop Realty Trust (“Winthrop”) and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated August 15, 2012, by and between Winthrop and the Trustee (as supplemented, amended and modified, the “Winthrop Indenture”), as trustee and collateral agent, which was entered into to provide for the issuance and governance of certain debt securities, including the 7.75% Senior Notes due 2022 issued by Winthrop on [___________] (the “Winthrop Notes”).

(i)           Interest.  WRT Realty L.P., a Delaware limited partnership (the “Company”), promises to pay interest on the principal amount of this Note at 7.75% per annum from [____________] until August 15, 2022.  The Company will pay interest quarter-annually in arrears on February 15, May 15, August 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided further that the first Interest Payment Date shall be [__________]. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law (as defined in the Winthrop Indenture)) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months.

(ii)           Method of Payment.  The Company will make required payments on this Note to Winthrop or the Successor Party (as defined in the Winthrop Indenture)(the “Holder”) by check mailed to the Holder at its address or by such other means as the Holder and the Company mutually agree.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(iii)           Optional Redemption or Open Market Purchase.  The Company does not have the right to redeem this Note (or any portion of this Note) pursuant to the terms hereof or to purchase this Note (or any portion of this Note) in the open market.

(iv)           Mandatory Redemption. The Company is not required or permitted to make mandatory redemption or sinking fund payments with respect to this Note.

(v)           Repurchase at the Option of Holder.

(A)           Upon any redemption, repurchase or open market purchase of all of the outstanding Winthrop Notes by the Holder in compliance with the terms of the Winthrop Indenture, the Holder will have the right to require the Company to repurchase all of this Note.  The repurchase price for the Note in such circumstance will be equal to the aggregate redemption, repurchase or open market purchase price paid by the Holder in respect of the Winthrop Notes.

(B)      Upon any redemption, repurchase, or open market purchase of less than all of the outstanding Winthrop Notes by the Holder in compliance with the terms of the Winthrop Indenture, the Holder will have the right to require the Company to repurchase the same relative portion of this Note.  To achieve this result the Company will be permitted to simultaneously cancel this Note and issue a new Note, in form substantially consistent with Exhibit C to the Winthrop Indenture, to the Holder for such lesser principal amount. In each case, the repurchase price for the Note will be the same as the aggregate redemption, repurchase or open market purchase price paid by the Holder in respect of the Winthrop Notes.

(C)      Other than as specifically provided for in clauses (a) and (b) of this Section 5 and in Section 7, the Holder does not have the right to require the Company to repurchase all or any portion of this Note prior to maturity and the Company does not have the right to repurchase all or any portion of this Note prior to maturity.

(vi)           Amendment, Supplement and Waiver.  This Note may be amended or supplemented only to the extent permitted by the Winthrop Indenture.  No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

(vii)           Defaults and Remedies.  Upon an acceleration of the Winthrop Notes pursuant to the terms of the Winthrop Indenture, this Note will become due and payable immediately without further action or notice.  To the extent such acceleration of the Winthrop Notes is rescinded or waived, the acceleration under this Note will be automatically rescinded or waived, respectively.  To the extent the Company does not perform any of its obligations under this Note, the Holder will have the right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Note, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder.

(viii)           No Recourse Against Others.  A director, officer, employee, incorporator, partner or stockholder of the Company, as such, will not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of, or by reason of, such obligation or its creation.  By accepting this Note, the Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Note.

(ix)           Costs. The Company hereby agrees to pay on demand all reasonable costs and expenses, including without limitation reasonable attorneys’ fees and costs of collection, incurred or paid by the Holder in enforcing this Note.

(x)           Waivers.  The Company hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this Note.  No delay or omission on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

(xi)           Successors and Assigns.  Neither this Note nor any of the rights, interests or obligations hereunder shall be assigned by the Company or the Holder; provided that the Holder may assign or pledge all or any portion of this Note and any of its rights, interests or obligations hereunder to the Collateral Agent (as defined in the Winthrop Indenture) or as otherwise permitted by the Winthrop Indenture.

(xii)           Severability.  In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(xiii)           Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

INDORSEMENT

THIS INDORSEMENT IS TO BE ATTACHED TO AND MADE A PART OF THAT CERTAIN NOTE dated __________ ___, [___] made by WRT REALTY L.P. to WINTHROP REALTY TRUST or registered assigns.

PAY TO THE ORDER OF:

_____________________________

WINTHROP REALTY TRUST

Date	By:
Name:
Title: